EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-00572 on Form N-1A of our reports dated November 23, 2022, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2023

Schedule A

Eaton Vance Municipals Trust

Report DateFund Name

Report Date	Fund Name

November 23, 2022	Eaton Vance California Municipal Opportunities Fund
November 23, 2022	Eaton Vance Massachusetts Municipal Income Fund
November 23, 2022	Eaton Vance National Municipal Income Fund
November 23, 2022	Eaton Vance New York Municipal Income Fund
November 23, 2022	Eaton Vance Ohio Municipal Income Fund